Exhibit 99.2

PRIMUS TELECOMMUNICATIONS REPORTS

FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS

McLEAN, VA — (MARKET WIRE) – March 16, 2009 — PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL), a global, facilities-based integrated communications services provider, today announced its results for the quarter and year ended December 31, 2008.

Fourth Quarter 2008 Highlights:

•	$203 Million Net Revenue

•	$7 Million Income from Operations

•	$15 Million Adjusted EBITDA

Full Year 2008 Highlights:

•	$896 Million Net Revenue – Stable With Prior Year

•	$39 Million Income from Operations – Improved by $7 Million From Prior Year

•	$66 Million Adjusted EBITDA

On March 16, 2009, PRIMUS Telecommunications Group, Incorporated, together with three domestic subsidiary holding companies (collectively, the “Holding Companies”) announced they reached agreement with certain noteholders on the terms of a consensual financial restructuring, which, if consummated, could materially improve the Company’s liquidity by reducing principal debt obligations by approximately $315 million, or over 50%, reduce interest payments by over 50%, and extend certain debt maturities. Accordingly, on March 16, 2009, the Company, together with the three holding companies, filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company has issued a separate press release, dated March 16, 2009, detailing terms and important conditions related to those filings, and that release should be read together with these financial results.

The financial results in the press release have been prepared assuming that the Company will continue as a going concern; however, under bankruptcy the Company will operate as a debtor-in-possession, subject to the procedures of the bankruptcy court and the uncertainty of the outcome. During the reorganization process, the Company has elected to suspend its quarterly conference calls.

Fourth Quarter 2008 Financial Results

“Fourth quarter 2008 net revenue was $203 million, down $28 million from $231 million in the prior quarter and down $18 million from the year-ago quarter. The sequential quarter to quarter revenue decrease is attributable to the strengthening of the United States dollar against the currencies in our major foreign operations. The $28 million revenue decrease as compared to the prior quarter was comprised of a $35 million decrease from the strengthening of the United States dollar, partially offset by a $4 million increase in retail services revenue, and a $3 million increase in wholesale services revenue,” said Thomas R. Kloster, Chief Financial Officer. “We were pleased to report sequential retail revenue growth as a result of stability in our primary operating units and growth in our European operating unit. Additionally, each of the last four quarters’ results have had increases in wholesale revenue as we continue to experience strong demand for our wholesale services because of our expanded routing and pricing capabilities.”

Net revenue from broadband, VOIP, local, wireless, data and hosting services was $50 million (25% of net revenue) for the fourth quarter 2008, compared to $59 million for the prior quarter (26% of net revenue). This revenue component would be considered stable with the prior quarter exclusive of the effect of changes in foreign currency rates. The mix of net revenue was 74% retail (50% residential and 24% business) and 26% wholesale. The fourth quarter retail revenue mix of 74% compares to 77% and 82% in the prior and year-ago quarters, respectively. Geographic retail revenue mix, as a percent of total revenue, was comprised of 27% from Asia-Pacific, 28% from Canada, 8% from Europe and 11% from the United States.

Net revenue less cost of revenue was $67 million or 33.1% of net revenue in the fourth quarter as compared to $81 million and 35.2% in the prior quarter and $90 million and 40.9% in the year-ago quarter. The margin percentage decline was partially influenced by a higher percentage of total revenue from lower-margin wholesale revenue.

Selling, general and administrative (SG&A) expense in the fourth quarter was $52 million (25.6% of net revenue), a decrease from the prior quarter expense of $70 million (30.1% of net revenue), and down $21 million from $73 million (33.2% of net revenue) in the year-ago quarter. The significant fourth quarter 2008 SG&A expense improvement as compared to the prior quarter reflects a $10 million decrease from the strengthening of the United States dollar, a $4 million decline in salaries and benefits as a result of headcount and related cost reductions in the latter half of 2008, and a $3 million decline in advertising and other sales and marketing expenses. These reductions were partially offset by an increase of $1 million in professional fees associated with debt restructuring activities. The third quarter 2008 SG&A expense included $2 million of sales and other indirect tax accruals as a result of completed or ongoing audits.

Income from operations was $7 million in the fourth quarter 2008, which includes $1 million from loss on sale or disposal of assets. The third quarter 2008 income from operations was also $7 million and included the positive effect of a $5 million gain realized by a Canadian affiliate from the sale of primarily rural WIMAX spectrum assets.

Fourth quarter 2008 Adjusted EBITDA, as calculated in the attached schedule, was $15 million, as compared to $12 million in the prior quarter and $17 million in the year-ago quarter.

Interest expense for the fourth quarter 2008 was $12 million, down $1 million from the prior quarter and down $4 million from the fourth quarter 2007. The sequential and year-over-year decrease is attributable to debt reduction transactions in prior periods and a lower variable interest rate on our secured term loan.

Net loss was ($35) million in the fourth quarter 2008 (including a $34 million loss on foreign currency transactions primarily from intercompany debt agreements), as compared to a net loss of ($33) million in the third quarter 2008 (including a $23 million loss on foreign currency transactions), and net income of $2 million in the fourth quarter 2007 (including a $2 million gain on foreign currency transactions).

Basic and diluted net loss per common share was ($0.25) in the fourth quarter 2008, as compared to basic and diluted net loss per common share of ($0.23) in the prior quarter, and basic and diluted net income per common share of $0.01, in the year-ago quarter. Adjusted Diluted Net Loss Per Common Share, as calculated in the attached schedule, was ($0.02) for the fourth quarter 2008, compared to a loss of ($0.08) for the third quarter 2008 and ($0.00) in the year-ago quarter.

Full Year 2008 Financial Results:

Full year 2008 net revenue was $896 million, in line with 2007.

SG&A expense in 2008 was $260 million (29.1% of net revenue) as compared to $281 million (31.4% of net revenue) in 2007, reflecting the results of the Company’s cost reduction programs which took effect in the latter half of 2008.

Income from operations in 2008 was $39 million (which included $6 million in gain on sale or disposal of assets, principally from the sale of primarily rural WIMAX spectrum assets by a Canadian affiliate) compared to $32 million in 2007.

Full year 2008 Adjusted EBITDA, as calculated in the attached schedule, was $66 million as compared to $64 million in 2007.

Full year 2008 interest expense was $54 million as compared to $61 million in 2007 primarily as a result of the debt restructuring transactions that have occurred throughout 2007 and 2008.

Full year 2008 net loss was ($25) million as compared to net income of $16 million in 2007. Full Year 2008 basic and diluted loss per common share was ($0.18), as compared to basic and diluted income per common share of $0.12 and $0.09, respectively, in 2007.

Liquidity and Capital Resources

PRIMUS ended the fourth quarter 2008 with an unrestricted cash balance of $37 million, down $11 million from $48 million as of the end of the third quarter 2008. Cash uses were comprised of $5 million for capital expenditures, $18 million on debt coupon and other interest payments, $1 million for income tax payments, $1 million for scheduled debt principal reductions, and a $4 million effect from foreign currency exchange rates. These declines were offset by $15 million of Adjusted EBITDA, and $3 million from changes in working capital.

Free Cash Flow for the fourth quarter 2008, as calculated in the attached schedule, was negative ($1) million (with $4 million provided by operating activities and $5 million utilized for capital expenditures) as compared to negative ($7) million in the prior quarter and negative ($12) million in the year-ago quarter.

The principal amount of PRIMUS’s long-term debt obligations as of December 31, 2008 was $578 million. The Company’s plan of reorganization is intended to provide relief with respect to the debt maturities that come due in 2009, subject to the uncertainties that come with the plan.

*  *  *

PRIMUS Telecommunications Group, Incorporated (OTCBB: PRTL) is an integrated communications services provider offering international and domestic voice, voice-over-Internet protocol (VOIP), Internet, wireless, data and hosting services to business and residential retail customers and other carriers located primarily in the United States, Canada, Australia, the United Kingdom and western Europe. PRIMUS provides services over its global network of owned and leased transmission facilities, including approximately 500 points-of-presence (POPs) throughout the world, ownership interests in undersea fiber optic cable systems, 18 carrier-grade international gateway and domestic switches, and a variety of operating relationships that allow it to deliver traffic worldwide. Founded in 1994, PRIMUS is based in McLean, Virginia.

*  *  *

Statements in this press release concerning the plan of reorganization, financing requirements, post-restructuring financial condition, prospects, cash flow and investments, fourth quarter 2008 financial performance, year-end financial condition and ongoing impacts on our operations and objectives constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “reinstate,” “opportunity,” “goal,” “objective,” “exchange,” “growth,” “outcome,” “could”, “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this filing. Factors and risks that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include, without limitation: (i) the ability of the Holding Companies to obtain requisite consent and support of the senior secured term loan lenders (the “Term Loan Group”) and to confirm and consummate the contemplated Chapter 11 plans of reorganization; (ii) the potential adverse impact of the Chapter 11 filings on the operations, management and employees of the Holding Companies and their subsidiaries, and the risks associated with operating businesses under Chapter 11 protection; (iii) the potential need to modify or amend the contemplated Chapter 11 plan of reorganization, (iv) the potential need to secure an approved debtor-in-possession financing facility; (v) the ability to service substantial indebtedness; (vi) customer, vendor, carrier and third-party responses to the Chapter 11 filings; (vii) potential adverse actions that may be pursued by certain senior lenders including the Term Loan Group; and (viii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission (including those listed under captions “MD&A— Liquidity and Capital Resources — Short- and Long-Term Liquidity Considerations and Risks;” “Special Note Regarding Forward Looking Statements;” and “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q) and with the U.S. Bankruptcy Court in connection with the Holding Companies’ Chapter 11 filing, including but not limited to (a) the continuation (or worsening) of trends involving the strengthening of the U.S. dollar, as well as general fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; (b) the possible inability to raise additional capital or refinance indebtedness when needed, or at all, whether due to adverse credit market conditions, our credit profile or otherwise; (c) a continuation or worsening of turbulent or weak financial and capital market conditions; (d) a continuation or worsening of global recessionary economic conditions, including the effects of such conditions on our customers and our accounts receivables and revenues; (e) fluctuations in prevailing trade credit terms due to the Holding Companies’ Chapter 11 filings or uncertainties concerning our financial position, or otherwise; and (f) adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. We are not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This release includes certain non-GAAP financial measures as defined under SEC rules, which include Adjusted EBITDA, Adjusted Diluted Income (Loss) Per Common Share, and Free Cash Flow. As required by SEC rules, we have provided a reconciliation of these measures to the most directly comparable GAAP measures, which is contained in the tables to this release and on our website at www.primustel.com. Additionally, information regarding the purpose and use for these non-GAAP financial measures is set forth with this press release in our Current Report on Form 8-K filed with the SEC on March 16, 2009 and available on our website.

For more information:

John DePodesta

Executive Vice President

PRIMUS Telecommunications Group, Incorporated

703 748-8050

ir@primustel.com

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2008	2007	2008	2007
NET REVENUE	$203,276	$221,252	$895,863	$896,029

OPERATING EXPENSES
Cost of revenue (exclusive of depreciation shown below)	136,052	130,787	569,865	551,303
Selling, general and administrative	52,092	73,411	260,430	281,010
Depreciation and amortization	7,390	9,304	32,791	30,529
(Gain) loss on sale or disposal of assets	1,013	779	(6,028)	1,463

Total operating expenses	196,547	214,281	857,058	864,305

INCOME FROM OPERATIONS	6,729	6,971	38,805	31,724

INTEREST EXPENSE	(12,331)	(15,678)	(53,888)	(61,347)
ACCRETION ON DEBT PREMIUM (DISCOUNT), NET	127	(38)	583	(449)
GAIN (LOSS) ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	2,264	258	36,872	(7,652)
INTEREST AND OTHER INCOME	165	2,007	120	5,665
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	(34,359)	2,413	(47,563)	32,699

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	(37,405)	(4,067)	(25,071)	640
INCOME TAX BENEFIT	1,893	5,707	366	9,232

INCOME (LOSS) FROM CONTINUING OPERATIONS	(35,512)	1,640	(24,705)	9,872

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	176	(126)	(326)	(268)
GAIN FROM SALE OF DISCONTINUED OPERS., net of tax	—	—	—	6,132

NET INCOME (LOSS)	$(35,336)	$1,514	$(25,031)	$15,736

BASIC INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations	$(0.25)	$0.01	$(0.17)	$0.07
Income (loss) from discontinued operations	0.00	(0.00)	(0.01)	(0.00)
Gain from sale of discontinued operations	—	—	—	0.05

Net income (loss)	$(0.25)	$0.01	$(0.18)	$0.12

DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations	$(0.25)	$0.01	$(0.17)	$0.06
Income (loss) from discontinued operations	0.00	(0.00)	(0.01)	(0.00)
Gain from sale of discontinued operations	—	—	—	0.03

Net income (loss)	$(0.25)	$0.01	$(0.18)	$0.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	142,674	142,633	142,643	128,771

DILUTED	142,674	189,578	142,643	196,470

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEET

(in thousands)

(unaudited)

December 31, 2008
Cash and cash equivalents	$37,000
Accounts receivable, net	99,483
Other current assets	15,846

TOTAL CURRENT ASSETS	152,329

Restricted cash	8,133
Property and equipment, net	112,152
Goodwill	32,688
Other intangible assets, net	746
Other assets	24,396

TOTAL ASSETS	$330,444

Accounts payable	$58,671
Accrued interconnection costs	41,422
Deferred revenue	13,303
Accrued expenses and other current liabilities	42,440
Accrued income taxes	18,213
Accrued interest	10,248
Current portion of long-term obligations	35,429

TOTAL CURRENT LIABILITIES	219,726

Non-current portion of long-term obligations	569,408
Other liabilities	2,849

TOTAL LIABILITIES	791,983

Stockholders’ deficit	(461,539)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$330,444

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended			Year Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
NET INCOME (LOSS)	$(35,336)	$(33,220)	$1,514	$(25,031)	$15,736
Share-based compensation expense	69	67	62	268	246
Depreciation and amortization	7,390	9,351	9,304	32,791	30,529
(Gain) loss on sale or disposal of assets	1,013	(4,576)	779	(6,028)	1,463
Interest expense	12,331	12,810	15,678	53,888	61,347
Accretion on debt (premium) discount, net	(127)	(269)	38	(583)	449
(Gain) loss on early extinguishment or restructuring of debt	(2,264)	(121)	(258)	(36,872)	7,652
Interest and other (income) expense	(165)	2,966	(2,007)	(120)	(5,665)
Foreign currency transaction (gain) loss	34,359	23,045	(2,413)	47,563	(32,699)
Income tax (benefit) expense	(1,893)	1,489	(5,707)	(366)	(9,232)
Income (loss) from discontinued operations, net of tax	(176)	436	126	326	268
Gain from sale of discontinued operations, net of tax	—	—	—		(6,132)

ADJUSTED EBITDA	$15,201	$11,978	$17,116	$65,836	$63,962

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF DILUTED NET INCOME (LOSS) PER COMMON SHARE TO

ADJUSTED DILUTED NET LOSS PER COMMON SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Year Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS – DILUTED	$(35,336)	$(33,220)	$1,514	$(25,031)	$17,582
ADJUSTMENT FOR INTEREST EXPENSE ON DILUTIVE SHARES	—	—	—	—	(1,846)

NET INCOME (LOSS)	(35,336)	(33,220)	1,514	(25,031)	15,736
Add:
(Gain) loss on sale or disposal of assets	1,013	(4,576)	779	6,028	1,463
(Gain) loss on early extinguishment or restructuring of debt	(2,264)	(121)	(258)	(36,872)	7,652
Minority interest share of gain on sale of assets	—	2,489	—	—	—
Foreign currency transaction (gain) loss	34,359	23,045	(2,413)	47,563	(32,699)
(Income) loss from discontinued operations, net of tax	(176)	436	126	326	268
Gain from sale of discontinued operations, net of tax	—	—	—	—	(6,132)

	(2,404)	(11,947)	(252)	(7,986)	(13,712)

ADJUSTMENT FOR INTEREST EXPENSE ON DILUTIVE SHARES	—	—	—	—	—

ADJUSTED NET INCOME (LOSS)	$(2,404)	$(11,947)	$(252)	$(7,986)	$(13,712)

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	142,674	142,633	189,578	142,643	196,470
ANTI-DILUTIVE WEIGHTED AVG. COMMON SHARES OUTSTANDING ADJUSTMENT	—	—	(46,945)	—	(67,699)

ADJUSTED DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	142,674	142,633	142,633	142,643	128,771

DILUTED NET INCOME (LOSS) PER COMMON SHARE	$(0.25)	$(0.23)	$0.01	$(0.18)	$0.09

ADJUSTED DILUTED NET INCOME (LOSS) PER COMMON SHARE	$(0.02)	$(0.08)	$(0.00)	$(0.06)	$(0.11)

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO FREE CASH FLOW

(in thousands)

(unaudited)

	Three Months Ended			Year Ended
	December 31, 2008	September 30, 2008	December 31, 2007	December 31, 2008	December 31, 2007
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$4,084	$(609)	$3,301	$8,779	$11,467
Net cash used in purchase of property and equipment	(4,684)	(6,157)	(15,028)	(25,441)	(44,745)

FREE CASH FLOW	$(600)	$(6,766)	$(11,727)	$(16,662)	$(33,278)